                                                                    EXHIBIT 4.18

                                                                             *

                                 Aircraft N398UA
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                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT

                                  (1994 737 B)

                          Dated as of December 23, 1997

                                      Among

                             UNITED AIR LINES, INC.,
                                     Lessee,

                               MS FINANCING INC.,
                               Owner Participant,

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
                         not in its individual capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
               in its individual capacity and as Indenture Trustee

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                  in its capacity as Pass Through Trustee under
             each of the four separate Pass Through Trust Agreements

                                       and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                             as Subordination Agent

                         ------------------------------

                             United Air Lines, Inc.
                           1994 737 B Equipment Trust
                           One Boeing 737-322 Aircraft

                         ------------------------------

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

                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT
                                  (1994 737 B)


          THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT (1994 737 B) dated as of December 23, 1997 (this "Amendment") among (i) UNITED AIR LINES, INC., a Delaware corporation (the "Lessee"), (ii) MS FINANCING INC., a Delaware corporation (the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (as assignee of the Original Owner Trustee (as defined below)), not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), (iv) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association (as assignee of the Original Indenture Trustee (as defined below)), in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee"), (v) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Pass Through Trustee (the "Pass Through Trustee") under each of the four separate Pass Through Trust Agreements and (vi) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Subordination Agent acting on behalf of the Pass Through Trustees (the "Subordination Agent"), amends that certain Participation Agreement (1994 737 B) dated as of September 1, 1994 (the "Original Participation Agreement") among Lessee, the Owner Participant, the Original Loan Participants referred to therein, First Security Bank, National Association (formerly known as First Security Bank of Utah, National Association), not in its individual capacity except as expressly provided therein but solely as owner trustee under the Trust Agreement (the "Original Owner Trustee") and State Street Bank and Trust Company, as Indenture Trustee (the "Original Indenture Trustee"), as amended by that certain First Amendment to Participation Agreement (1994 737 B) dated January 26, 1996 (the "First Amendment") among Lessee, the Owner Participant, the Original Owner Trustee, the Original Loan Participants referred to therein and the Original Indenture Trustee (the Original Participation Agreement, as amended by the First Amendment, being referred to herein collectively as the "Participation Agreement").


                                   WITNESSETH:

          WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Participation Agreement; and

          WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1994 737 B) dated as of December 11, 1997, between the Owner Trustee and the Original Owner Trustee, the Original Owner Trustee assigned to the Owner Trustee, and the Owner Trustee assumed, all of the obligations of the Original Owner Trustee under the Trust Agreement, which obligations are guaranteed by the Owner Trustee Parent pursuant to the terms of the Owner Trustee Parent Guaranty (as such terms are defined in the Lease); and

                      [Second Amendment to Participation Agreement (1994 737 B)]


          WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1994 737 B) dated as of December 11, 1997 between the Indenture Trustee and the Original Indenture Trustee, the Original Indenture Trustee assigned to the Indenture Trustee, and the Indenture Trustee assumed from the Original Indenture Trustee, all of the rights and interests of the Original Indenture Trustee under the Trust Indenture and the other Operative Documents; and

          WHEREAS, concurrently with the execution of this Amendment, the Certificates held by the Original Loan Participants are being refinanced by the issuance of new Equipment Notes issued to the Subordination Agent on behalf of the Pass Through Trustees under each of the four separate Pass Through Trust Agreements; and

          WHEREAS, in connection with the refinancing of the outstanding Certificates the parties hereto desire to amend the Participation Agreement in certain respects.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1. Amendment to Schedule I. Schedule I to the Participation Agreement is hereby deleted in its entirety and replaced with Schedule I to this Amendment.

          SECTION 2. Amendment to Section 5. The first sentence of Section 5 of the Participation Agreement is hereby amended to be and read in its entirety as follows:

               "Lessor, the Participants, the Pass Through Trustees and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose or cause to be disclosed the same to any Person, except (A) to prospective and permitted transferees of Lessor's, the Original Loan Participant's, the Owner Participant's, a Pass Through Trustee's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the aforementioned prospective and permitted transferees', Lessor's, the Original Loan Participant's, the Owner Participant's, a Pass Through Trustee's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree (including in connection with discovery proceedings) or governmental ruling or regulation, including Federal or state banking examiners or tax auditors or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of the Lease by Lessor, the Participants, any Pass Through Trustee or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the Purchase Agreement which are permitted by clause (C) or (D) above shall be made only to the extent necessary to meet

                      [Second Amendment to Participation Agreement (1994 737 B)]

          the specific requirements or needs of the Persons to whom such disclosures are hereby permitted."

          SECTION 3. Amendment to Section 6. Section 6 of the Participation Agreement is hereby amended to be and read in its entirety as follows:

          "SECTION 6. Extent of Interest of Noteholders. No Noteholder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the principal amount of, Break Amount, if any, Make-Whole Amount, if any, and interest on all Equipment Notes held by such Noteholder and all other Secured Obligations payable to such Noteholder or the Indenture Trustee hereunder, under the Trust Indenture, under such Equipment Notes and under the other Operative Documents shall have been paid in full. Each Noteholder by its acceptance of an Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such Noteholder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Noteholder for any amounts payable under the Equipment Notes, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Break Amount, if any and Make-Whole Amount, if any), except as expressly provided in this Agreement or, in the case of the Owner Trustee, in the Trust Indenture."

          SECTION 4. Amendments to Section 7. Section 7 of the Participation Agreement is hereby amended in the following manner:

     (a) Section 7(b) is hereby amended in the following manner:

                  (i) Section 7(b) is hereby amended such that wherever the phrase "Operative Documents" is used, such phrase is hereby amended to be and read in its entirety as follows:

                      "Operative Documents and/or the other Fundamental
           Documents"

                  (ii) Clause (C) of the third sentence of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

                        "(C) any amount paid or payable pursuant to any
                  Operative Documents and/or the other Fundamental Documents, or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Indenture

                      [Second Amendment to Participation Agreement (1994 737 B)]

                  Estate or the property held by each Pass Through Trustee under the respective Pass Through Trust Agreement,"

                  (iii) Clause (E) of the third sentence of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

                        "(E) any or all of the Operative Documents and/or the
                  other Fundamental Documents, or the issuance of the Equipment Notes or the Pass Through Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery, recording or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof,"

                  (iv) Clause (F) of the third sentence of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

                        "(F) the payment of the principal amount of, or interest
                  or Break Amount or Make-Whole Amount on, or other amounts payable with respect to, the Equipment Notes or the payment of principal of, interest or Break Amount or Make-Whole Amount on or any other amounts payable with respect to the Pass Through Certificates,"

                  (v) Clause (3) of Section 7(b)(ii) is hereby amended to be and read in its entirety as follows:

                        "(3) to any Tax imposed on an Indemnitee which is the
                  Owner Participant, the Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of a voluntary transfer or disposition by such Indemnitee including, without limitation, the revocation of the trust created by the Trust Agreement or an involuntary transfer or disposition relating to bankruptcy or similar proceedings of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents, unless such transfer or disposition, whether or not voluntary or involuntary, shall occur, (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer is as a result of such Event of Default, (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof or (C) in connection with a substitution of the Owner Trustee at the request of the Lessee with

                      [Second Amendment to Participation Agreement (1994 737 B)]

                  respect to any refinancing described in Section 17 hereof, including such request made in connection with the refinancing contemplated by the Second Amendment to Participation Agreement;"

                  (vi) Clause (6) of Section 7(b)(ii) is hereby amended to be and read in its entirety as follows:

                        "(6) to any Tax imposed on an Indemnitee other than the
                  Owner Participant, Owner Participant Guarantor, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of such Indemnitee;"

                  (vii) Clause (7) of Section 7(b)(ii) is hereby amended to be and read in its entirety as follows:

                        "(7) to any Tax based on or measured by any fees
                  received by the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or any Liquidity Provider in connection with any transaction contemplated by the Operative Documents and/or the other Fundamental Documents;"

                  (viii) Clause (15) of Section 7(b)(ii) is hereby amended to be and read in its entirety as follows:

                        "(15) to any Tax imposed on any Indemnitee as a result
                  of a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 (c) (1) of the Code; provided, however, that this exception shall not apply to Lessee's obligation under Section 7(b)(i) to indemnify an Indemnitee (other than any Noteholder or any holder of Pass Through Certificates or any Related Indemnitee of any of them), for any Tax (except to the extent such Tax arises from or is attributable to the incorrectness of a representation or warranty made by such Indemnitee) incurred by or asserted against such Indemnitee as a result of a "prohibited transaction", within the meaning of
                  Section 406 of ERISA or Section 4975 (c) (1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, a refinancing transaction pursuant to Section 17 or 20, the offer, sale, resale, purchase, delivery or holding of any Pass Through Certificate, any loan certificate issued under the Original Indenture or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the refinancing transaction or otherwise), or any other transaction contemplated under any Operative Documents and/or the other

                      [Second Amendment to Participation Agreement (1994 737 B)]

                  Fundamental Documents whether such prohibited transaction occurs before, on or after the Delivery Date."

         (b) Section 7(c) of the Participation Agreement shall be amended in the following manner:

                  (i) Section 7(c) is hereby amended such that wherever the phrase "Operative Documents" is used, such phrase is hereby amended to be and read in its entirety as follows:

                        "Operative Documents and/or the other Fundamental
                  Documents"

                  (ii) Clause (D) of the first paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

                        "(D) the offer, sale, holding, transfer or delivery of
                  the Equipment Notes or the Pass Through Certificates, whether before, on or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended);"

                  (iii) The first proviso following clause (F) in the first paragraph of Section 7(c) is hereby amended by adding the phrase ", with respect to each Indemnitee," immediately following the phrase "; provided, that" which appears therein,

                  (iv) Clauses (1) and (2) of the first proviso following clause
         (F) in the first paragraph of Section 7(c) hereby are amended to be and read in their entirety as follows:

                        "(1) any representation or warranty by such Indemnitee
                  in the Operative Documents or in the other Fundamental Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents or any other Fundamental Documents required to be performed or observed by such Indemnitee, including, without limitation, any Expense resulting from the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) in violation of any provision in the Operative Documents or any other Fundamental Documents, or"

                      [Second Amendment to Participation Agreement (1994 737 B)]


                  (v) Clause (4) of the proviso to the first paragraph of
         Section 7(c) is hereby amended to be and read in its entirety as follows:

                        "(4) (A) in the case of such Indemnitee a disposition
                  (voluntary or involuntary) of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Noteholder a disposition (voluntary or involuntary) by such Noteholder of all or any part of its interest in any Certificate or (C) in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents other than in each of (A), (B) and (C) during the continuance of an Event of Default under the Lease or in connection with the exercise of remedies under any Fundamental Document in connection with such an Event of Default or pursuant to the exercise by Lessee of its purchase options or in connection with a refinancing pursuant to Section 17 or 20 hereof, in connection with the termination of the Lease or action or direction of Lessee pursuant to Section 7, 8, 9, 10 or 19 thereof or in connection with a substitution of the Owner Trustee at the request of the Lessee, or"

                  (vi) Clause (5) of the proviso to the first paragraph of
         Section 7(c) is hereby amended to be and read in its entirety as follows:

                        "(5) other than to the extent provided in the succeeding
                  paragraph, any Tax (as defined in Section 7(b) hereof) whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes); provided, however, such exception shall not apply to the application of Parts 4 or 5 of Subpart B of Title I of ERISA or Section 502(i) or (1) of ERISA to the execution and delivery by Lessee of the Operative Documents or other Fundamental Documents to which Lessee, Owner Participant or Original Loan Participant is or will be a party or the consummation of the transactions contemplated thereby including the sale, resale, holding or transfer of the Equipment Notes, the loan certificates issued under the Original Indenture or Pass Through Certificates, or"

                  (vii) Clause (6) of the proviso to the first paragraph of
         Section 7(c) is hereby amended by adding the phrase "in the case of Expenses incurred by the

                      [Second Amendment to Participation Agreement (1994 737 B)]

         Owner Participant or any director, officer, employee, agent, servant or Affiliate thereof," at the beginning of such clause.

                  (viii) Clause (7) of the proviso to the first paragraph of
         Section 7(c) is hereby amended to be and read in its entirety as follows:

                        "(7) (A) in the case of the Owner Trustee, the Owner
                  Participant or any Related Indemnitee thereof, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder, (B) in the case of the Indenture Trustee in its individual capacity, a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder, (C) in the case of the Pass Through Trustee in its individual capacity, a failure on the part of a Pass Through Trustee to distribute in accordance with the applicable Pass Through Trust Agreement any amounts received and distributable by such Pass Through Trustee under such Pass Through Trust Agreement, or (D) in the case of the Subordination Agent in its individual capacity, a failure on the part of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, or"

                  (ix) The proviso to Clause (9) of the proviso to the first paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

                        "provided, however, such exception shall not apply to
                  the application of Parts 4 or 5 of Subpart B of Title I of ERISA or Section 502(i) or (1) of ERISA to the execution and delivery by Lessee of the Operative Documents or other Fundamental Documents to which Lessee, Owner Participant or Original Loan Participant is or will be a party or the consummation of the transactions contemplated thereby including the sale, resale, holding or transfer of the Equipment Notes, the loan certificates issued under the Original Indenture or Pass Through Certificates; or"

                  (x) A new clause (11) is hereby added to the proviso to the first paragraph of Section 7(c), which clause shall be and read in its entirety as follows:

                        ", or (11) to any Expense imposed on any Indemnitee as a
                  result of a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 (c) (1) of the Code; provided, however, that this exception

                      [Second Amendment to Participation Agreement (1994 737 B)]

                  shall not apply to Lessee's obligation under this Section 7(c) to indemnify an Indemnitee (other than any Noteholder or any holder of Pass Through Certificates, or any Related Indemnitee of any of them), for any Expense (except to the extent such Tax arises from or is attributable to the incorrectness of a representation or warranty made by such Indemnitee) incurred by or asserted against such Indemnitee as a result of a "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 (c) (1) of the Code, in any way relating to, resulting from, or arising out of or in connection with, directly or indirectly, a financing transaction pursuant to
                  Section 17 or 20, the offer, sale, resale, purchase, delivery or holding of any Pass Through Certificate, any Loan Certificate held by any Original Loan Participant or Equipment Note (whether issued pursuant to the Original Indenture or the Trust Indenture and whether issued on the Delivery Date or in connection with the refinancing transaction or otherwise), or any other transaction contemplated under any Operative Documents or other Fundamental Documents whether such prohibited transaction occurs before, on or after the Delivery Date."

                  (xi) The ninth paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

                        "Lessee agrees to pay the reasonable and continuing fees
                  and expenses of the Indenture Trustee (including the reasonable fees and expenses of its counsel) and each Pass Through Trustee (including the reasonable fees and expenses of its counsel), Subordination Agent (including the reasonable fees and expenses of its counsel), Liquidity Provider (including the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), without cost, on a net after-tax basis, to the Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Expenses."

         (c) Section 7(d) is hereby amended by deleting the reference to "Section 2.04(b)" contained therein and inserting a reference to "Section 2.12" in lieu thereof.

                      [Second Amendment to Participation Agreement (1994 737 B)]

          SECTION 5. Amendment to Section 8. Section 8 of the Participation Agreement is hereby amended in the following manner:

          (a) Section 8(c) is hereby amended to be and read in its entirety as follows:

               "(c) State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept in Hartford, Connecticut (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in Hartford, Connecticut. State Street Bank and Trust Company of Connecticut, National Association in its individual capacity agrees that it will not change the location of such office to a location outside of Hartford, Connecticut, without prior written notice to Lessee, Indenture Trustee and the Owner Participant."

          (b) Section 8(d) is hereby amended to be and read in its entirety as follows:

               "(d) The Pass Through Trustee (and the Subordination Agent acting on its behalf) represents and warrants and, by acceptance of its Equipment Notes, each other Noteholder shall be deemed to have represented and warranted that neither it nor anyone acting on its behalf has offered any Equipment Notes or any similar securities relating to the Aircraft for sale to, or solicited any offer to buy any Equipment Notes or any similar securities relating to the Aircraft from, any person or entity other than in a manner required by the Securities Act of 1933, as amended, and the rules and regulations thereunder and the securities laws, rules and regulations of any state."

          (c) Section 8(e) is hereby amended to be and read in its entirety as follows:

               "(e) The Owner Participant agrees that, if, at any time after the close of the calendar year in which occurs the seventh anniversary of the Delivery Date and so long as no Section 14(a), (b), (f) or (g) Default or any Event of Default under the Lease shall have occurred or be continuing, Lessee has requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) upon 45 days' prior written notice in a country listed on Exhibit G to the Lease, with which the United States

                      [Second Amendment to Participation Agreement (1994 737 B)]

          maintains diplomatic relations at the time of such request, or (ii) upon 45 days' prior written notice in any other country with which the United States maintains diplomatic relations at the time of such request and the Owner Participant has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant will not, in the case of either clause (i) or
          (ii), unreasonably withhold its consent to such change of registration. The Owner Participant further agrees that the inability of Lessee to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant) of counsel reasonably acceptable to the Owner Participant in such country listed on Exhibit G to the Lease and addressed to the Owner Participant, the Owner Trustee and the Indenture Trustee to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), and to the priority of the Lien under the Trust Indenture substantially to the same extent as provided under United States law, shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed in Exhibit G to the Lease, and if said opinion is delivered and, so long as the Lien of the Trust Indenture shall not have been discharged in accordance with its terms, the Indenture Trustee provides the consent to the change of registration contemplated by the first paragraph of Section 7.02 of the Trust Indenture, the Owner Participant will instruct the Owner Trustee to make such change of registration.

               It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease, the Owner Participant and the Owner Trustee in its individual capacity shall have received:

               (i) assurances reasonably satisfactory to the Owner Participant and the Owner Trustee in its individual capacity (A) to the effect that the insurance or self-insurance provisions of the Lease have been complied with after giving effect to such change of registry, (B) of the payment by Lessee of any expenses of the Owner Participant, Indenture Trustee and the Owner Trustee in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, Indenture Trustee and the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) that such change will not result in the imposition of, or increase in the amount of, any

                      [Second Amendment to Participation Agreement (1994 737 B)]

          Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, Indenture Trustee and the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) or any successor, assign or affiliate of any thereof, or the Trust Estate pursuant to Section 7(b) hereof; and (E) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA, the Civil Aviation Authority of the United Kingdom, the Director Generale de l'Aviation Civil of the French Republic or the Luftfahrt Bundesamt of Germany; and

               (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee in its individual capacity and to the Owner Participant) in the new jurisdiction of registry addressed to the Owner Participant, the Owner Trustee and the Indenture Trustee to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Indenture Trustee or the Owner Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant and the Owner Trustee, in its individual capacity, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (E) to such further effect with respect to such other matters as the Owner Trustee in its individual capacity or the Owner Participant may reasonably request.

               Upon receipt by the Owner Participant and the Indenture Trustee of the foregoing opinion of counsel, Exhibit F and Exhibit G to the Lease shall be amended to add such country. Lessee agrees to cause a copy of any opinion or other assurances delivered pursuant to the provisions above to be delivered to the Indenture Trustee.

                      [Second Amendment to Participation Agreement (1994 737 B)]



               If, at any time, the Owner Participant delivers an opinion from a law firm (such opinion and counsel to be reasonably satisfactory to Lessee) in a country then listed on Exhibit F or G to the Lease (including any country added to Exhibits F and G to the Lease after the Delivery Date in accordance with the terms of this Section 8(e) (an "Added Country")) to the effect that a reputable law firm located in such jurisdiction would not as of the date of such opinion be able to deliver an opinion of counsel as to the matters listed in Clauses
          (A) through (D) of paragraph (ii) above (provided that in regard to (C) or (D), Lessee is not willing to provide the insurance required by such subsection (C) or (D)), then Exhibits F and G to the Lease shall be amended to delete such country or Added Country, as the case may be; provided that no such deletion shall affect the registration of the Aircraft then in effect. Lessee shall pay the reasonable costs of the Owner Participant in obtaining such opinion or in consulting with such counsel if no opinion is delivered, up to an aggregate of $3,000 per instance of amendment, if such opinion is obtained or such consultation takes place in connection with Lessee's request to change the registry of the Aircraft to, or to sublease the Aircraft in, a country listed on Exhibit F or G to the Lease.

               In connection with any such re-registration, the Lessee shall, at Lessee's cost and to the extent permitted by the laws of such country, cause the interests of the Indenture Trustee in the Aircraft to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until changed as provided herein, and shall cause to be done at all times all other acts (including the filing, recording and delivery of any document or instrument and the payment of any sum) necessary or, by reference to prudent industry practice in such country, advisable in order to establish the Indenture Trustee's interest in and to such Aircraft as against the Owner Trustee, Lessee, any Permitted Sublessee or any third parties in such jurisdiction.

               The Indenture Trustee shall execute and deliver all such documents as the Owner Trustee or Lessee may reasonably request and otherwise cooperate with the Owner Trustee and Lessee for the purpose of effecting, continuing or (as provided in this Section 6(a)) changing the registration of the Aircraft.

               Lessee shall pay all expenses of the Owner Participant, the Indenture Trustee and the Owner Trustee in connection with any change of registry of the Aircraft."

          (d) Clause (iv)(A) of Section 8(h) is hereby amended to be and read on its entirety as follows:

                      [Second Amendment to Participation Agreement (1994 737 B)]

               "(A) a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article 8 of the Trust Indenture,"

          (e) Section 8(j) is hereby amended to be and read in its entirety as follows:

               "(j) The Indenture Trustee and, by its acceptance of a an Equipment Note, each Noteholder thereof (and each Pass Through Trustee, so long as the relevant Pass Through Trust Agreement is in effect), hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Break Amount, if any, Make-Whole Amount, if any, and interest on the Equipment Notes. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to a Noteholder or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement, the Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal, Break Amount, if any, Make-Whole Amount, if any, or interest on the Equipment Notes and (iii) such Noteholder or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause
          (ii) above, then such Noteholder or the Indenture Trustee shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Noteholder or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent any Noteholder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Owner Trustee (in its individual capacity) under the Trust Indenture (and any exhibits or annexes thereto)."

                      [Second Amendment to Participation Agreement (1994 737 B)]

          (f) Section 8(k)(i) is hereby amended such that the reference to "Section 8.02 of the Trust Indenture" is hereby deleted and a reference to "Section 9.07 of the Trust Indenture" is inserted in lieu thereof.

          (g) Section 8(l) is hereby amended to be and read in its entirety as follows:

               "(l) So long as the Aircraft shall be leased to Lessee under the Lease and so long as the Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) the Owner Participant shall have delivered to the Owner Trustee, Lessee and the Indenture Trustee an opinion (in form, scope and substance reasonably satisfactory to Lessee) of counsel reasonably satisfactory to Lessee to the effect that the agreement referred to in clause (O) below and any guaranty required by clause (B) or (C) below, if any, are the legal, valid, binding and enforceable obligations of the Transferee and the guarantor, as the case may be (subject to the normal bankruptcy and equitable remedies exceptions contained in an opinion on such matters and any other applicable exemptions contained in the opinions relating to the Owner Participant delivered pursuant to Section 4(a)(xiv) hereof), and (iii) each of Lessee and the Indenture Trustee shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that there are no Taxes that will be imposed on Lessee, the Indenture Estate, or the Indenture Trustee or required to be indemnified against by Lessee, imposed on such transfer or (2) received from the Owner Participant so seeking to transfer such right, title or interest, indemnification, pursuant to an agreement reasonably satisfactory to Lessee, for Taxes described in clause (1). A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $50,000,000 or a corporation whose net worth is at least $50,000,000, (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty satisfactory to Lessee with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or (C) any other entity, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, unless otherwise consented to by Lessee, any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or

                      [Second Amendment to Participation Agreement (1994 737 B)]

          under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code or the Transferee, at its sole cost and expense on an after-tax basis (including any continuing costs of the voting trust), shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Transportation Code in the name of the Owner Trustee, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to Lessee, whereby from and after the transfer the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in the Owner Participant Documents (to the extent of the participation so transferred to it) and makes the representation made in Section 8(f)(ii) (but not including ERISA) which shall be based on the representations, warranties, and covenants of the other parties (or their successors) to the Operative Agreements, (P) such transfer does not violate any applicable law including, without limitation, the Transportation Code, or any rules or regulations promulgated thereunder, the Securities Act of 1933 or the Trust Indenture Act of 1939 (but not including ERISA), assuming the continuing truth of the representation of the Lessee and the Original Loan Participant in Section 8(o) and compliance with Sections 8(y) and 8(z), (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, MACRS Deductions or any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, (R) after giving effect to such transfer, there shall be no more than two Owner Participants of record at that time and (S) such transfer will not give rise to an Indenture Default or Indenture Event of Default under the Trust Indenture; and Lessee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee) in form and substance reasonably satisfactory to Lessee as to any matter set forth in clauses (N) or
          (P) (in the case of clause (P), such opinion being to the effect that the interest being transferred does not require registration under the Securities Act of 1933, and as to such other matters referred to in clause (P) as are comparable in substance (including exceptions and qualifications) to the opinions relating to the Owner Participant delivered pursuant to Section 4(a)(xiv) hereof) (it being understood that counsel may assume those facts pertaining to Lessee, Indenture Trustee or the Holders). Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and

                      [Second Amendment to Participation Agreement (1994 737 B)]

          of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant (in each case, to the extent of the participation so transferred). If the Owner Participant intends to transfer any of its interests hereunder, (i) unless waived by Lessee, it shall give prior written notice thereof as soon as practicable, but in no event less than 10 days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and (ii) the parties hereto shall, upon the written request of the Owner Participant, reasonably cooperate in connection with such transfer, including providing acknowledgments of their respective consent to such transfer. The Owner Participant shall pay all of the reasonable costs of the other parties hereto, on a net after-tax basis, of any such transfer. For purposes of this paragraph, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied."

          (h) Section 8(r) is hereby amended such that any references to "Section 2.15 of the Trust Indenture" are hereby deleted and a reference to "Section 7.03 of the Trust Indenture" is inserted in lieu thereof and any references to "Section 2.14 of the Trust Indenture" are hereby deleted and a reference to "Section 8.03(e)(ii)" is inserted in lieu thereof.

          (i) Section 8(s) is hereby amended in the following manner:

               (i) Clause (ii) of Section 8(s) is hereby amended by adding the words "and the Pass Through Trust Documents" immediately after the words "Operative Documents" and before the words "to be performed" which appear therein.

               (ii) The last paragraph of Section 8(s) is hereby amended to be and read in its entirety as follows:

                    "Upon any consolidation or merger, or any conveyance,
               transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee

                      [Second Amendment to Participation Agreement (1994 737 B)]

               under this Agreement and under the Pass Through Trust Documents with the same effect as if such successor corporation or Person had been named as Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party or any Pass Through Trust Document."

          (j) A new Section 8(aa) is hereby added to Section 8, which section shall be and read in its entirety as follows:

                    "(aa) Notwithstanding anything to the contrary contained
               herein, it is expressly agreed and understood that the provisions of Sections 8(o), 8(y) and 8(z) shall not apply to (i) any issuance of Equipment Notes by the Owner Trustee to the Pass Through Trustees (as beneficial owners) and the Subordination Agent (as record owner), (ii) any acquisition and holding of Equipment Notes by the Pass Through Trustees (as beneficial owners) and the Subordination Agent (as record owner), (iii) the issuance by each Pass Through Trust of the Pass Through Certificates, (iv) the acquisition, holding or transfer of Pass Through Certificate(s) by a holder thereof or a prospective transferee thereof, or (v) any sale, assignment, conveyance, exchange or other transfer of any Equipment Note or any interest in, or represented by, any Equipment Note from the Pass Through Trustee to a subsequent Pass Through Trustee."

          SECTION 6. Amendment to Section 10. The last sentence of Section 10 the Participation Agreement is hereby amended to be and read in its entirety as follows:

          "Each Noteholder shall be deemed to have agreed that it will not take any action in respect of the Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture."

          SECTION 7. Amendment to Section 13. Section 13 of the Participation Agreement is hereby amended in the following manner:

          (i) Clause (A) of the second sentence of Section 13(a) is hereby amended by adding the phrase ", the Pass Through Trustees, the Subordination Agent" immediately following the words "the Indenture Trustee" appearing therein.

                      [Second Amendment to Participation Agreement (1994 737 B)]

          (ii) Clause (C) of the second sentence of Section 13(a) is hereby amended to be and read in its entirety as follows:

               "(C) if to any Noteholder, addressed to such Noteholder at its address set forth in the Register maintained under Section 2.03 of the Trust Indenture."

          (iii) The first sentence of Section 13(b) is hereby amended by deleting the phrase "and, by acceptance of its certificate, each subsequent Holder" contained therein and inserting the phrase "by acceptance of its Equipment Note, each Noteholder" in lieu thereof.

          SECTION 8. Amendments to Section 15. Section 15 of the Participation Agreement is hereby amended as follows:

          (i) Section 15(a) is hereby amended to be and read in its entirety as follows:

               "(a) Each of the Owner Participant and each Noteholder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee."

          (ii) Section 15(b) is hereby amended to be and read in its entirety as follows:

               "(b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees, the Subordination Agent, the Owner Participant and any Noteholder provided for in this Agreement, and Lessee's, the Owner Trustee's, Indenture Trustee's, any Pass Through Trustee's, the Subordination Agent's, any Noteholder's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Noteholder in any Equipment Note or the Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document."

          SECTION 9. Amendment to Section 17. Section 17 of the Participation Agreement is hereby amended in the following manner:

                      [Second Amendment to Participation Agreement (1994 737 B)]

          (a) Section 17(c) is hereby amended to be and read in its entirety as follows:

               "(c) Lessee shall give the Indenture Trustee notice of any such prepayment as is required pursuant to the terms of the Trust Indenture."

          (b) A new Section 17(f) is hereby added to Section 17, which Section 17(f) shall be and read in its entirety as follows:

               "(f) So long as the Subordination Agent or any Pass Through Trustee is the registered holder of any Equipment Notes, no refunding or refinancing under this Section 17 shall occur prior to December 2, 2002."

          SECTION 10. Amendment to Section 18. Section 18(b) of the Participation Agreement is hereby amended to be and read in its entirety as follows:

               "(b) In connection with optimization adjustments of Basic Rent, Interim Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage pursuant to this
          Section 18 and Section 3(c) of the Lease, the parties hereto agree that no Amortization Schedule with respect to any Series of Equipment Notes will be changed."

          SECTION 11. Amendment to Section 21. Section 21 of the Participation Agreement is hereby deleted in its entirety.

          SECTION 12. Ratification; References to Participation Agreement; Effective Date. Except as amended hereby, the Participation Agreement continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words and phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment. The amendments to the Participation Agreement contemplated by this Amendment shall be effective from and after the date the Third Amendment to Lease is filed for record with the FAA.

          SECTION 13. Miscellaneous. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or

                      [Second Amendment to Participation Agreement (1994 737 B)]

modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee, the Owner Participant and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of and shall be enforceable by, the Lessee, the Owner Participant, the Indenture Trustee, the Pass Through Trustees, the Subordination Agent and the Owner Trustee. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF ILLINOIS.

          SECTION 14. Authorization to Execute Amendments. By execution of this Amendment, the Owner Participant hereby authorizes, directs and instructs the Owner Trustee to execute and deliver this Amendment, the First Amendment to Trust Agreement (1994 737 B) dated as of December 23, 1997 (the "First Amendment to Trust Agreement") between the Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, the Third Amendment to Lease Agreement (1994 737 B) dated as of December 23, 1997 (the "Third Amendment to Lease Agreement") between the Lessee and the Owner Trustee, the Note Purchase Agreement, dated as of December 23, 1997 among the Lessee, the Owner Trustee, the Indenture Trustee and certain other parties and any and all other amendments, agreements and certificates as may be necessary in a result of the refinancing contemplated hereby. By their execution of this Amendment, each of the Lessee, the Pass Through Trustees and the Indenture Trustee hereby consent to the execution and delivery of the First Amendment to Trust Agreement and the Third Amendment to Lease Agreement.

          SECTION 15. Additional Parties. Effective as of the date hereof, each Pass Through Trustee and the Subordination Agent shall be a party to the Participation Agreement, as amended hereby, and the Subordination Agent (acting on behalf of the Pass Through Trustees pursuant to the Intercreditor Agreement) shall have the rights and obligations of the Noteholders as set forth in the Participation Agreement, as amended hereby.

          SECTION 16. Owner Participant Representations. The Owner Participant represents and warrants to the Indenture Trustee, the Owner Trustee, each Pass Through Trustee, the Subordination Agent and the Lessee that:

          (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into this Agreement, the Participation Agreement, the First Amendment to Participation Agreement, the Tax Indemnity Agreement, the First Amendment to Tax Indemnity Agreement, the Trust Agreement and the First Amendment to Trust Agreement (collectively, the "OP Documents") and

                      [Second Amendment to Participation Agreement (1994 737 B)]

     to perform its obligations under the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement;

          (ii) each of the OP Documents has been duly authorized by all necessary corporate action on the part of the Owner Participant, does not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and has been, or on the date hereof will have been, duly executed and delivered by it, and none of the execution and delivery by the Owner Participant thereof, the consummation by the Owner Participant of the transactions contemplated by this Agreement, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement or compliance by it with the terms and provisions hereof or thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on it (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law or, except as set forth in clause (vii) of this Section 16, ERISA) or contravenes or results or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Fundamental Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected;

          (iii) each of the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement, in each case as amended, will, as of the date hereof, constitute the legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof;

          (iv) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of the Owner Participant to perform its obligations under, any of the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement;

          (v) there are no Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant;

                      [Second Amendment to Participation Agreement (1994 737 B)]

          (vi) it is a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code;

          (vii) no part of the funds used by it to make its investment pursuant to Section 1 of the Participation Agreement constituted "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code; and

          (viii) neither the Owner Participant nor anyone authorized by it to act on its behalf (other than for purposes of this paragraph, the Lessee, Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Citicorp Securities, Inc., Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated) has directly or indirectly offered any Equipment Notes or any interest in or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person.

                                      * * *

                      [Second Amendment to Participation Agreement (1994 737 B)]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               UNITED AIR LINES, INC.,
                                    Lessee


                               By:
                                  ---------------------------------------------
                                  Vice President and Treasurer


                               MS FINANCING INC.,
                                    Owner Participant


                               By:
                                  ---------------------------------------------
                                  Title:
                                        ---------------------------------------


                               STATE STREET BANK AND TRUST
                                 COMPANY OF CONNECTICUT, NATIONAL
                                 ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                      Owner Trustee


                               By:
                                  ---------------------------------------------
                                  Title:
                                        ---------------------------------------

                               FIRST SECURITY BANK, NATIONAL
                                  ASSOCIATION,
                                     Indenture Trustee


                               By:
                                  ---------------------------------------------
                                  Title:
                                        ---------------------------------------

                      [Second Amendment to Participation Agreement (1994 737 B)]

                                FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION,
                                   in its capacity as Pass Through Trustee under each of the four separate Pass Through Trust Agreements and as Noteholder

                                By:
                                   ---------------------------------------------
                                   Title:
                                         ---------------------------------------


                                FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION,
                                      Subordination Agent


                                By:
                                   ---------------------------------------------
                                   Title:
                                         ---------------------------------------

                      [Second Amendment to Participation Agreement (1994 737 B)]

                                   SCHEDULE I

                               NAMES AND ADDRESSES

LESSEE:

Address for Notices:

         U.S. Mail
         United Air Lines, Inc.
         P.O. Box 66100
         Chicago, Illinois  60666
         Attn: Vice President and Treasurer
         Telecopy:  (847) 700-7117

         Overnight Delivery Service
         United Air Lines, Inc.
         1200 Algonquin Road
         Elk Grove Township, IL 60007
         Attn:  Vice President and Treasurer

OWNER PARTICIPANT:

Address for Notices:

         MS Financing Inc.
         1251 Avenue of the Americas
         New York, NY  10020
         Attn:  General Counsel
         Telecopy:  (212) 703-6476

Address for Payments:

         Citibank, N.A.
         Delaware Account No.:  338833374

                      [Second Amendment to Participation Agreement (1994 737 B)]

OWNER TRUSTEE:

Address for Notices:

         State Street Bank and Trust Company
         of Connecticut, National Association
         c/o State Street Bank and Trust Company
         225 Franklin Street
         Boston, MA  02110
         Attn:  Corporate Trust Department
         Telecopy:  (617) 664-5371

Overnight Delivery Service
         State Street Bank and Trust Company of Connecticut,
         National Association
         c/o State Street Bank and Trust Company
         Two International Place
         Boston, MA  02110
         Attn:  Corporate Trust Department

Address for Payments:

         State Street Bank and Trust Company
         Boston, MA
         ABA#  011-000-028
         Acct# 9900-3147
         Re:   United Air Lines, Inc. 1994 737 B

INDENTURE TRUSTEE:

Address for Notices:

         First Security Bank, National Association
         79 South Main Street
         Salt Lake City, Utah  84111
         Attn:  Corporate Trust Department
         Telecopy:  (801) 246-5053

                      [Second Amendment to Participation Agreement (1994 737 B)]

Address for Payments:

         First Security Bank, National Association
         ABA#  124-0000-12
         Acct# 051-0922115
         Attn: Corporate Trust Department
         Ref:  Indenture Trust - 1994 737 B

PASS THROUGH TRUSTEE AND SUBORDINATION AGENT:

Address for Notices:

         First Security Bank, National Association
         79 South Main Street
         Salt Lake City, Utah  84111
         Attn:  Corporate Trust Department
         Telecopy:  (801) 246-5053

Address for Payments:

         First Security Bank, National Association
         ABA#  124-0000-12
         Acct# 051-0922115
         Attn: Corporate Trust Department
         Ref:  Pass Through Trust A/B/C/D


                                       I-3